EXHIBIT 10.1

                             Coinmach Service Corp.'s
                 Summary of Non-Employee Directors' Compensation



Annual Board of Director Retainer:             $35,000

Annual Committee Chair Retainer (in lieu
of the Annual Committee Member Retainer):      Audit Committee - $10,000
                                               Compensation Committee - $5,000

Annual Committee Member Retainer:              Audit Committee - $5,000
                                               Compensation Committee - $5,000

Meeting Attendance Fees:                       Directors will be paid $2,000 for
                                               each Board and Committee meeting
                                               attended